UNITED STATES BANKRUPTCY COURT
                      FOR THE DISTRICT OF DELAWARE


In re                           )    Chapter 11
WAREHOUSE ENTERTAINMENT, INC.   )
and WEI HOLDINGS, INC.,         )    Case No. 95-911 (HSB)
                                )
                Debtors.        )    (Jointly Administered)


             DEBTORS' FIRST AMENDED CHAPTER 11 PLAN





     As Revised for Technical Corrections on October 4, 1996
         and Supplemental Amendments on December 2, 1996



                        Latham & Watkins
                633 West Sixth Street, Suite 4000
                     Los Angeles, CA  90071
                     Attn:  Hendrik de Jong
                            Peter M. Gilhuly
                         (213) 485-1234


                               and


                Young, Conaway, Stargatt & Taylor
                11th Floor - Rodney Square North
                          P. O. Box 391
                      Wilmington, DE  19899
                    Attn:  Laura Davis Jones
                         (302) 571-6000
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                   SUPPLEMENTAL AMENDMENTS TO
             DEBTORS' FIRST AMENDED CHAPTER 11 PLAN
                        DECEMBER 2, 1996


          In amendment of their Chapter 11 Plan dated April 29, 1996 and the Debtors' First Amended Chapter 11 Plan Dated September 26, 1996, as Revised for Technical Corrections on October 4, 1996, (the "Plan"), [WEI ACQUISITION CO.] and
WEI HOLDINGS, INC., the Debtors and Debtors in Possession in the above-captioned cases (collectively the "Debtors" or "Wherehouse"), hereby make the following amendments to the Plan:

          1.   The definition of the "Unsecured Claim Stock
Distribution Ratio" set forth in Plan section 1.01 is hereby amended to strike "28.14767183" and replace it with "31.92430893."

          2. Section 5.01(a) of the Plan is hereby amended to strike "$45,000,000" and replace it with "$35,000,000", both where it appears in the text and in footnote 1.

          3. Section 5.01(c) of the Plan is hereby amended as follows: (i) "3,612,789" shall be stricken and replaced with "2,436,560", (ii) "6,387,211" shall be stricken and replaced with "7,563,440", and (iii) "36.128%" shall be stricken and replaced with "24.366%".

          4. Section 5.06(a) of the Plan is hereby amended to strike "$49,568,179.37" and replace it with "$59,568,179.37".

          5. Section 5.06(b)(1) of the Plan is hereby amended to strike "1,395,229" and replace it with "1,901,673".

          6. Section 5.06(b)(2) of the Plan is hereby amended to strike "3,298,618" and replace it with "3,741,201".

          7. Except as expressly set forth herein, no other part of the Plan is amended.

                               Respectfully submitted,

                               [WEI ACQUISITION CO.]



                               By /s/ Henry Del Castillo
                                  ------------------------------



                               WEI HOLDINGS, INC.



                               By /s/ Henry Del Castillo
                                  -------------------------------


Latham & Watkins
Hendrik de Jong
Peter M. Gilhuly
633 West Fifth Street
Suite 4000
Los Angeles, CA  90071
(213) 485-1234

     and

YOUNG, CONAWAY STARGATT & TAYLOR
Laura Davis Jones (No. 2436)
Robert S. Brady (No. 2847)
Mark I. Duedall (No. 3346)
11th Floor Rodney Square North
P. O. Box 391
Wilmington, DE  19899-0391
(302) 571-6642

Co-Counsel for Debtors and
Debtors in Possession

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